As filed with the Securities and Exchange Commission on May 26, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Global Brass and Copper Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	06-1826563
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Global Brass and Copper Holdings, Inc. 2013 Omnibus Equity Incentive Plan

(As Amended and Restated May 26, 2016)

(Full title of the plan)

475 N. Martingale Road, Suite 1050

Schaumburg, IL 60173

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott B. Hamilton, Esq.

General Counsel and Corporate Secretary

Global Brass and Copper Holdings, Inc.

475 N. Martingale Road, Suite 1050

Schaumburg, IL 60173

(847) 240-4700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

Karen Weber, Esq.

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601-9703

(312) 558-5600

    Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended:

Large accelerated filer	☐	Non-accelerated filer	☐

Accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
COMMON STOCK, PAR VALUE $0.01 PER SHARE, ISSUABLE PURSUANT TO:
Global Brass and Copper Holdings, Inc. 2013 Omnibus Equity Incentive Plan, as amended and restated May 26, 2016 (the “Plan”)	2,250,000 shares (2)	$26.64	$59,940,000	$6,036

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional shares of the Registrant’s common stock that become issuable under the Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding shares of the Registrant’s common stock.
(2)	Consists of shares of common stock issuable in respect of awards to be granted under the Global Brass and Copper Holdings, Inc. 2013 Omnibus Equity Incentive Plan, as amended and restated effective May 26, 2016.
(3)	Estimated solely for the purpose of determining the registration fee and computed in accordance with Rule 457(c) and 457(h) under the Securities Act. Such computation is based on the average of the high and low prices as reported on New York Stock Exchange on May 23, 2016, a date within five business days of the date of this Registration Statement.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement (the “Registration Statement”) of Global Brass and Copper Holdings, Inc. (the “Registrant”) registers an additional 2,250,000 shares of its common stock, par value $0.01 per share. The shares registered pursuant to this Registration Statement are securities of the same class and relate to the same shares registered on the Registrant’s registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on May 24, 2013 (Registration No. 333-188842), which is hereby incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on March 9, 2016;

(b) The Registrant’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2016, filed with the Commission on May 5, 2016;

(c) The Registrant’s current reports on Form 8-K filed with the Commission on February 12, 2016, May 4, 2016 and May 18, 2016; and

(d) The description of the securities set forth in the Registrant’s Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on May 20, 2013, and any amendment or report filed for the purpose of updating any such description.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act prior to the filing of a post-effective amendment, which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents (other than the portions of such documents, which by statute, by designation in such document or otherwise (including but not limited to information disclosed by the Registrant under Items 2.02 or 7.01 of any current report on Form 8-K), are not deemed filed with the Commission or are not regarded to be incorporated herein by reference). Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or for purposes of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Description of Document

4.1	Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-177594), filed with the Commission on May 8, 2013, and incorporated by reference herein).

4.2	Form of Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 10, 2015, and incorporated by reference herein).

4.3	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-177594), filed with the Commission on May 8, 2013, and incorporated by reference herein).

4.4	Global Brass and Copper Holdings, Inc. 2013 Omnibus Equity Incentive Plan , as amended and restated May 26, 2016 (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 8, 2016).

5.1	Opinion of Winston & Strawn LLP (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Winston & Strawn LLP (included in opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Schaumburg, IL on May 26, 2016.

GLOBAL BRASS AND COPPER HOLDINGS, INC.

By:	/s/ John J. Wasz
Name:	John J. Wasz
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Wasz, Robert T. Micchelli, and Scott B. Hamilton as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and the other documents in connection therewith, and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the 1933 Act with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and things requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the 1933 Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Schaumburg, IL on May 26, 2016.

Signature Title	Title	Date

/s/ John J. Wasz John J. Wasz	Chief Executive Officer and President	May 26, 2016
(Principal Executive Officer) and Director

/s/ Robert T. Micchelli Robert T. Micchelli	Chief Financial Officer	May 26, 2016
(Principal Financial Officer and Principal Accounting Officer)

/s/ John H. Walker John H. Walker	Chairman of the Board of Directors	May 26, 2016

/s/ Vicki L. Avril	Director	May 26, 2016
Vicki L. Avril

Signature Title	Title	Date

/s/ Bradford T. Ray Bradford T. Ray	Director	May 26, 2016

/s/ Donald L. Marsh Donald L. Marsh	Director	May 26, 2016

/s/ Martin E. Welch III Martin E. Welch III	Director	May 26, 2016

/s/ Ronald C. Whitaker Ronald C. Whitaker	Director	May 26, 2016

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-177594), filed with the Commission on May 8, 2013, and incorporated by reference herein).

4.2	Form of Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 10, 2015, and incorporated by reference herein).

4.3	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-177594), filed with the Commission on May 8, 2013, and incorporated by reference herein).

4.4	Global Brass and Copper Holdings, Inc. 2013 Omnibus Equity Incentive Plan , as amended and restated May 26, 2016 (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 8, 2016).

5.1	Opinion of Winston & Strawn LLP (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2	Consent of Winston & Strawn LLP (included in opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).